                                                                    Exhibit 3.10


                                     BY-LAWS

                                       OF

                           VIASYSTEMS MILWAUKEE, INC.

                               ARTICLE I. OFFICES

                  SECTION 1. PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                  SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the Corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held on the 2nd to last Tuesday in the month of December of each year, at the principal business office of the Corporation, or at such other time or place as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called by the President or the Board of Directors, and shall be called by the Secretary on a written request to him signed by the holders of record of one-tenth (1/10) of all the outstanding shares entitled to vote at the meeting. Special meetings shall be held at the principal business office of the Corporation, or at such other place, and at such time as the President or Board of Directors shall designate; and in case the President or Board of Directors shall fail or neglect to make such designation, the Secretary shall designate the time and place of such meeting. In the event a meeting is called on request of shareholders as aforesaid, the Secretary shall designate a date not more than fifteen (15) days following the receipt by him of such request.

                  SECTION 3. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation with postage thereon prepaid.

                  SECTION 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                  SECTION 5. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                  SECTION 6. QUORUM. Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  SECTION 7. VOTING OF SHARES. Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

                  SECTION 8. VOTING OF SHARES BY CERTAIN HOLDERS.

                           (a) Other Corporations. Shares standing in the name
                  of another corporation may be voted either in person by the president of such corporation or any other officer appointed by such president, or by proxy. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.

                           (b) Legal Representatives and Fiduciaries. Shares
                  held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                           (c) Pledges. A shareholder whose shares are pledged
                  shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                           (d) Treasury Stock. No treasury shares shall be voted
                  at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

                           (e) Minors. Shares held by a minor may be voted by
                  such minor in person or by
                  proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary at the Corporation has actual knowledge that such shareholder is a minor.

                           (f) Incompetents and Spendthrifts. Shares held by an
                  incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

                           (g) Joint Tenants. Shares registered in the names of
                  two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

                  SECTION 9. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                  SECTION 10. WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law shall contain the same information as would have been required to be included in such notice except the time and place of meeting.

                  SECTION 11. CONDUCT OF MEETING. The Chairman of the Board, if there be one and he is present, or the President, or in his absence, the Executive Vice President, if there be one and he is present, or in their absence, a Vice President in the order provided under Section 8 of Article IV, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting.

                  SECTION 12. UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the shareholders at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

                  SECTION 1. GENERAL POWERS AND NUMBER. The business and affairs of the Corporation, including the declaration of dividends, shall be managed by its Board of Directors. The number of directors of the Corporation shall be two
(2); provided, however, that the action of the shareholders in electing a different number of directors shall have the effect of an amendment to the By-Laws fixing the required number of directors to be equal to the number so elected.

                  SECTION 2. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

                  SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of shareholders and each adjourned session thereof. The Board of Directors may provide by resolution the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, Secretary or any one (1) director. The President or Secretary shall fix the time and place for holding any special meeting of the Board of Directors. The place of meeting may be either within or without the State of Wisconsin, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

                  SECTION 5. NOTICE; WAIVER. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3 of this Article II) shall be given by written notice delivered, if personally or by telegram, not less than twenty-four (24) hours, or if by mail, not less than three (3) days prior thereto, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatsoever is required to be given to any director of the Corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

                  SECTION 6. QUORUM. A majority of directors shall constitute a quorum for the transaction of business at a meeting; and, except as otherwise provided by law or by the Articles of Incorporation or By-Laws, a majority of the directors present at a meeting, though less than a quorum, may adjourn the meeting from time to time without further notice.

                  SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or By-Laws.

                  SECTION 8. CONDUCT OF MEETINGS. The Chairman of the Board, if there be one and he is present, or the President, or in his absence the Executive Vice President, if there be one and he is present, or in their absence a Vice President in the order provided under Section 8 of Article IV, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting.

                  SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or an adjournment thereof.

                  SECTION 10. COMPENSATION. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

                  SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within one (1) day after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  SECTION 12. COMMITTEES. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors set forth in Section 1 of this Article II may designate one (1) or more committees, each committee to consist of one (1) or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of the principal officers, or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

                  SECTION 13. UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

                              ARTICLE IV. OFFICERS

                  SECTION 1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be the President, one or more Vice-Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries and one or more Assistant Treasurers if the same are needed in the discretion of the Board of Directors, each of whom shall be elected annually by the Board of Directors and shall hold his respective office until his successor shall have been duly elected and qualified. Each principal officer shall have such powers and duties as generally pertain to his respective office; provided, that such powers and duties may from time to time be modified, enlarged, restricted or augmented by the Board of Directors. In the event there shall be more than one Vice-President, the Board of Directors may designate one of them as Executive Vice-President to perform the duties and exercise the powers of the President in the event of his absence or disability.

                  SECTION 2. ADDITIONAL OFFICERS. The Board of Directors may appoint such additional officers as it may deem necessary, each of whom shall have such powers and duties as from time to time may be conferred by the Board of Directors, and shall serve for such terms as the Board of Directors may fix.

                  SECTION 3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its Judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

                  SECTION 4. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

                  SECTION 5. CHAIRMAN OF THE BOARD. The Board of Directors may elect one of its members the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors at which he is present. He shall be ex officio a member of all standing committees and shall be Chairman of such committees as is determined by the Board of Directors. He shall have such other powers and duties as may from time to time be prescribed by the By-Laws or by resolution of the Board of Directors.

                  SECTION 6. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                  SECTION 7. THE EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one be designated, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President.

                  SECTION 8. THE VICE PRESIDENTS. In the absence of the President and the Executive Vice President, or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President. Vice Presidents may be designated as the Vice President of a specified division, department or portion of the Corporation's business.

                  SECTION 9. THE SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the

Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

                  SECTION 10. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 4 of Article VII; and
(c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation the Issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                  SECTION 12. SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                           ARTICLE V. INDEMNIFICATION

                  The Corporation shall indemnify any director or officer, or former director or officer, of the Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any civil, criminal or administrative action, suit or proceeding in which he is made a party or with which he is threatened by reason of being or having been or because of any act as such director or officer, within the course of his duties or employment, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The Corporation may also reimburse any director or officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum of the Board of Directors) that it was to the best interests of the Corporation that such settlement be made and that such director or officer was not guilty of negligence or misconduct. The right of indemnification herein provided shall extend to the estate, executor, administrator, guardian and conservator of any deceased or former director or officer or person who himself would have been entitled to indemnification. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, agreement, vote of shareholders or otherwise.

          ARTICLE VI. CONTRACTS BETWEEN CORPORATION AND RELATED PERSONS

                  Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which he or they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted as voting upon the matter or in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

               ARTICLE VII. CONTRACTS, LOANS. CHECKS AND DEPOSITS;
                             SPECIAL CORPORATE ACTS

                  SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice-Presidents and by the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed, no other party to such instrument or any third party shall be required to make an inquiry into the authority of the signing officer or officers.

                  SECTION 2. LOANS. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidence of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

                  SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

                  SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

                  SECTION 5. VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he is present, or in his absence by the Executive Vice President if there be one and he is present, or in his absence by any Vice President who may be present; and (b) whenever, in the judgment of the President, or in his absence the Executive Vice President if there be one, or in his absence any Vice-President, it is desirable for this Corporation to execute a proxy or give a shareholder's consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President, the Executive Vice President or one of the Vice-Presidents of this Corporation without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation owned by this Corporation the same as such share or shares might be voted by this Corporation.

                  SECTION 6. CORPORATE PAYMENTS. If any compensation paid to an employee, officer or director of the Corporation or expenses paid for or on behalf of any of such employee, officer or director shall be determined, upon audit or other examination of the income tax returns of the Corporation, as not allowable deductions from the gross income or otherwise in determining the net taxable income of the Corporation and such determination shall be made by the appropriate federal or state taxing authority or by a final judgment of a court of competent jurisdiction and neither the Corporation nor the employee, officer or director appeals therefrom, or the applicable period for filing a notice of appeal or objection has expired, the employee, officer or director shall immediately repay to the Corporation the amount of such disallowed compensation or expense or both and the Corporation's Board of Directors and officers shall not have the authority to waive such repayment. This Section shall be deemed part of any and all agreements, written or otherwise, entered by the Corporation as fully as if it were explicitly recited therein and shall not be amended or repealed by action of the Board of Directors.

            ARTICLE VIII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or art Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6 of this Article VIII.

                  SECTION 2. FACSIMILE SIGNATURES AND SEAL. The seal of the Corporation, if any, on any certificates for shares may be a facsimile. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

                  SECTION 3. SIGNATURE BY FORMER OFFICERS. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  SECTION 4. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and to otherwise exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

                  SECTION 5. RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

                  SECTION 6. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

                  SECTION 7. CONSIDERATION FOR SHARES. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property. tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

                  SECTION 8. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                           ARTICLE IX. CORPORATE SEAL.

                  The Board of Directors may, but need not, provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of Incorporation and the words "Corporate Seal".

                              ARTICLE X. AMENDMENTS

                  SECTION 1. BY SHAREHOLDERS. These By-Laws may be altered, amended, repealed, augmented and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

                  SECTION 2. BY DIRECTORS. These By-laws may also be altered, amended, repealed, augmented and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

                  SECTION 3. IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the By-Laws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                  We do hereby certify that the foregoing are the By-Laws of ABFM Corporation, adopted at the meeting of the subscribers to the capital stock of the Corporation held on the 8th day of August 1991.


                                             /s/ KIRK NIMTZ
                                             -----------------------------------
                                             Kirk Nimtz, Secretary


ATTEST:


/s/ MICHAEL WACKER
-------------------------------------
Michael Wacker, President